SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Date of report (Date of earliest event reported)       JANUARY 7, 2000


                                 DSI TOYS, INC.
      --------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          TEXAS                          0-22545               74-1673513
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission            (IRS Employer
     of Incorporation)                 File Number)         Identification No.)


1100 WEST SAM HOUSTON PARKWAY NORTH, HOUSTON, TEXAS                77043
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                     (Zip Code)


Registrants telephone number, including area code     (713) 365-9900


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

      This amendment is being filed to include the financial information that was unavailable at the time of the original filing dated January 7, 2000. The undersigned registrant hereby amends the following items:

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Business Acquired

      (1) Audited Financial Statements at and for the period ended December 31, 1998 and 1997

      (2) Audited Financial Statements at and for the period ended September 30, 1999

(b)   Pro Forma Financial Information


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DSI TOYS, INC.


Date: February 15, 2000                 By: /s/ ROBERT L. WEISGARBER
                                                Robert L. Weisgarber, Chief
                                                  Financial Officer

                                 DSI TOYS, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                    PAGE

      Independent Auditor's Report for the period ended
      December 31, 1998 and 1997 .................................   F-2

           Combined Balance Sheets ...............................   F-3
           Combined Statements of Operations .....................   F-4
           Combined Statements of Stockholders' Deficit ..........   F-5
           Combined Statements of Cash Flows .....................   F-6
           Notes to Combined Financial Statements ................   F-7 - F-12

      Independent Auditor's Report for the period ended
      September 30, 1999 ........................................    F-13

           Consolidated Balance Sheet ...........................    F-14
           Consolidated Statement of Operations .................    F-15
           Consolidated Statement of Stockholders' Deficit ......    F-16
           Consolidated Statement of Cash Flows .................    F-17
           Notes to Consolidated Financial Statements ...........    F-18 - F-22

      DSI Toys, Inc. Pro Forma Financial Statements .............    F-23

           Pro Forma Combined Balance Sheet Nine Months 1999 ....    F-24
           Pro Forma Profit & Loss Statement 1999-(9 Months) ....    F-25
           Pro Forma Profit & Loss Statement ....................    F-26

                          Independent Auditors' Report


            Board of Directors

            Meritus Industries, Inc. and Subsidiary
             and Affiliate

            We have audited the accompanying combined balance sheets of Meritus Industries, Inc. and Subsidiary and Affiliate as of December 31, 1998 and 1997, and the related combined statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meritus, Industries, Inc. and Subsidiary and Affiliate as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                               AMPER, POLITZINER & MATTIA P.A.

            October 27, 1999
            Edison, New Jersey

              MERITUS INDUSTRIES INC. AND SUBSIDIARY AND AFFILIATE
                             COMBINED BALANCE SHEETS
                                  DECEMBER 31,

                                                                               DECEMBER 31,       DECEMBER 31,
                                                                                  1998               1997
                                                                              -----------         -----------
             ASSETS

Current Assets:
     Cash ............................................................        $   605,383         $   888,780
     Accounts receivable, net of allowance of doubtful
       accounts of approximately $75,000 and $-0- ....................            432,120             810,411
     Inventory .......................................................             20,895              21,148
     Prepaid expenses ................................................            571,297             388,025
                                                                              -----------         -----------
                                                                                1,629,695           2,108,364

Artwork, models and molds, net .......................................            907,407             985,733
Property and equipment, net of accumulated
  depreciation and amortization ......................................             88,243              53,234

Other assets .........................................................             50,848              29,338
                                                                              -----------         -----------
                                                                              $ 2,676,193         $ 3,176,669
                                                                              ===========         ===========

      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable ................................................        $ 5,320,769         $ 5,346,676
     Note payable ....................................................            119,355             162,581
     Accrued expenses and other current liabilities ..................            858,914             970,227
     Loan payable ....................................................               --               297,000
                                                                              -----------         -----------
                                                                                6,299,038           6,776,484
                                                                              -----------         -----------

Long-term debt, net of current maturities ............................               --               119,355

Stockholders' deficit:
     Common stock ....................................................            186,325             186,325
     Paid-in capital .................................................          1,395,572           1,395,572
     Accumulated deficit .............................................         (5,204,742)         (5,301,067)
                                                                              -----------         -----------
               Total stockholders' deficit ...........................         (3,622,845)         (3,719,170)
                                                                              -----------         -----------
                                                                              $ 2,676,193         $ 3,176,669
                                                                              ===========         ===========

                 See accompanying notes to financial statements.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                        COMBINED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                          PERCENTAGE OF                       PERCENTAGE OF
                                                            1998            NET SALES            1997            NET SALES
                                                         ------------     ------------       ------------      ------------
Net Sales .........................................      $ 21,497,445            100.0       $ 16,705,689             100.0

Cost of sales .....................................        14,885,761             69.2         12,028,534              72.0
                                                         ------------     ------------       ------------      ------------

Gross profit ......................................         6,611,684             30.8          4,677,155              28.0

Operating expenses

   Selling expenses ...............................         1,869,515              8.7          1,589,989               9.5
   Royalties ......................................           590,923              2.7            448,937               2.7
   General and administrative expenses ............         3,455,049             16.1          2,790,765              16.7
                                                         ------------     ------------       ------------      ------------
                                                            5,915,487             27.5          4,829,691              28.9
                                                         ------------     ------------       ------------      ------------

Earning (loss) from operations ....................           696,197              3.3           (152,536)              (.9)
                                                         ------------     ------------       ------------      ------------

Other income (expense)
   Interest expense and bank charges ..............          (683,106)            (3.2)          (464,993)             (2.7)
   Loss on patent litigation settlement ...........              --               --              (50,000)              (.3)
   Other income ...................................            83,234               .4              4,742              --
                                                         ------------     ------------       ------------      ------------
                                                              599,872             (2.8)          (510,251)             (3.0)
                                                         ------------     ------------       ------------      ------------

Net income (loss) .................................      $     96,325               .5       $   (662,787)             (3.9)
                                                         ============     ============       ============      ============


                 See accompanying notes to financial statements.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                      COMMON              PAID IN            ACCUMULATED
                                                      STOCK               CAPITAL              DEFICIT                TOTAL
                                                   -----------          -----------          -----------           -----------
Balance - December 31, 1996 ...............        $   186,325          $   848,306          $(4,625,377)          $(3,590,746)

Distributions to stockholders .............               --                   --                (12,903)              (12,903)

Capital contributions .....................               --                547,266                 --                 547,266

Net Loss ..................................               --                   --               (662,787)             (662,787)
                                                   -----------          -----------          -----------           -----------

Balance - December 31, 1997 ...............            186,325            1,395,572           (5,301,067)           (3,719,170)

Net Income ................................               --                   --                 96,325                96,325
                                                   -----------          -----------          -----------           -----------

Balance - December 31, 1998 ...............        $   186,325          $ 1,395,572          $(5,204,742)          $(3,622,845)
                                                   ===========          ===========          ===========           ===========


                 See accompanying notes to financial statements.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                 1998              1997
                                                                             -----------        -----------
Cash flows from operating activities:
     Net income (loss) ...............................................       $    96,325        $  (662,787)
                                                                             -----------        -----------
     Adjustments to reconcile net income (loss) to net cash from operating activities:
         Depreciation ................................................            20,429             17,952
         Amortization ................................................           597,961            554,598
         Loss from sale of equipment .................................              --                5,061
         Bad debt expense ............................................            75,000               --
         (Increase) decrease in
            Accounts receivable ......................................           303,291           (562,022)
            Inventory ................................................               253            (12,124)
            Prepaid expenses .........................................          (183,272)           (59,065)
            Other assets .............................................           (21,510)            (2,479)
         Increase (decrease) in
             Accounts payable ........................................           (25,907)         2,074,597
             Accrued expenses and other current liabilities ..........          (111,313)           108,687
                                                                             -----------        -----------
                 Total adjustments ...................................           654,932          2,125,205
                                                                             -----------        -----------
                                                                                 751,257          1,462,418
                                                                             -----------        -----------
Cash flows from investing activities:
      Proceeds from sale of property and equipment ...................              --               14,000
      Payments for purchase of property and equipment ................           (55,438)           (29,724)
      Payments for artworks, models and molds ........................          (519,635)          (769,011)
                                                                             -----------        -----------
               Net cash used in investing activities .................          (575,073)          (784,735)
                                                                             -----------        -----------
Cash flows from financing activities:
      Repayment of due to stockholder ................................              --             (106,395)
      Repayment of loan payable ......................................          (297,000)          (206,000)
      Payments of note payable - bank ................................          (162,581)           111,680
      Distributed to stockholder .....................................              --              (12,903)
                                                                             -----------        -----------
                                                                                (459,581)          (213,618)
                                                                             -----------        -----------
Net changes on cash ..................................................          (283,397)           464,065

Cash, beginning ......................................................           888,780            424,715
                                                                             -----------        -----------

Cash, ending .........................................................       $   605,383        $   888,780
                                                                             ===========        ===========
Supplemental disclosure of cash paid
     Interest ........................................................       $   588,000        $   387,000


Capital contribution
     During 1997 a stockholder converted a $547,266 note payable to paid in capital.


                 See accompanying notes to financial statements.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            LIQUIDITY

            Meritus Industries, Inc. and Subsidiary and Affiliate (the "Company") incurred significant losses in 1997 and as of December 31, 1998, had a significant working capital deficiency and a total stockholders' deficit. The Company has reflected its financial position, results of operations and cash flows on a going concern basis which, under generally accepted accounting principles, presumes that the realization of assets and settlement of liabilities and commitments will occur in the ordinary course of business. The Company's continued operations are dependent on its ability to increase profitable operations and for the Company to replace its existing financing subsequent to the pending sale of the Company (see Note 11).

            PRINCIPLES OF COMBINATION

            The combined financial statements include the accounts of Meritus Industries, Inc. ("Meritus") and its wholly-owned Hong Kong subsidiary, Meritus Industries Limited ("Limited") and its Hong Kong affiliate, RSP Products Limited ("RSP"). All significant intercompany balances and transactions have been eliminated in the combination.

            OPERATIONS

            The Company sells toys and grants credit (a large portion of which is collateralized by letters of credit) to various retailers located primarily in the United States and in Europe. Effective August 1999, RSP was merged into Limited.

            REVENUE RECOGNITION

            Revenue and related expenses are recognized upon delivery of goods to the customer, primarily F.O.B. Hong Kong, when legal responsibility and title passes to the buyer.

            CONCENTRATION OF CASH BALANCES

            The Company may at times maintain cash bank accounts in excess of the $100,000 amount insured by the Federal Deposit Insurance Corporation (FDIC).

            CONCENTRATION OF CREDIT RISK AND EXPORT SALES

            The Company has its products manufactured through its Hong Kong operations and delivered to its worldwide customers.

            Concentrations of Credit Risk associated with trade receivables are minimized by obtaining letters of credit to support customers accounts receivable. Sales and trade receivables are denominated in the United States ("U.S.") currency.

            The majority of the Company's cash is maintained in Hong Kong bank accounts.

            INVENTORY

            Inventory consisting of finished goods is stated at the lower of cost (first-in, first-out basis) or market. All inventory is stored in Hong Kong warehouses.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS


Note 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

            PROPERTY AND EQUIPMENT

            Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                       ESTIMATED
                                                METHOD               USEFUL LIFE
                                              ----------            ------------

             Automobiles                     Straight -line          4 -5 years
             Office Equipment                Straight-line           5 -7 years
             Furniture & fixtures      Straight-line and declining
                                                 balance                5 years
             Leasehold improvements    Straight-line and declining
                                                 balance                5 years

            ARTWORK, MODELS AND MOLDS

            Artwork, models, and molds represent costs incurred in the development and production of toys. Throughout the fiscal year, the Company incurs substantial costs related to artwork and models to be used in subsequent periods. These costs are generally amortized at 50% during the first year in which the product begins to ship and 25% for each of the next two years. Such amortization is included in general and administrative expenses. Amortization expense for the years ended December 31, 1998 and 1997, were approximately $598,000 and $555,000, respectively.

            INCOME TAXES

            Meritus has elected to be taxed as a S-Corporation for federal income tax purposes. Under this election, substantially all of the profits, losses, credits, and deductions of Meritus at the federal level are passed through to the individual stockholders.

            USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            FOREIGN CURRENCY TRANSACTIONS

            Assets and liabilities of most foreign operations are translated at year end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. There was no translation adjustment for the years ended December 31, 1998 and 1997, since the Hong Kong and U.S. exchange have remained constant.

            Gains or losses resulting from foreign currency transactions (transactions denominated in a currency other than that of the entity's local currency) are generally included as a component of net income.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS



Note 2 -    EMPLOYEE BENEFIT PLANS

            The Company maintains a 401(k) Savings Plan. Employee contributions are discretionary to a maximum of 6% of the compensation of qualified employees. The Company matches up to 50% of the employee's contribution, up to 3% of the employee's compensation. The terms of the plan define qualified employees as those over 21 years of age with at least 1,000 hours of service at the end of the Company's fiscal year. The 401(k) expense for the years ended December 31, 1998 and 1997, was approximately $26,500 and $22,600, respectively.

Note 3 -    PROPERTY AND EQUIPMENT

                                                               DECEMBER 31,
                                                            1998         1997
                                                          --------     --------

            Office Equipment ........................    $ 79,720    $ 65,621
            Furniture and fixtures ..................      81,857      40,517
            Leasehold improvements ..................      34,856      45,230
                                                         --------    --------
                                                          196,433     151,368
            Less accumulated depreciation ...........     108,190      98,134
                                                         --------    --------
                                                         $ 88,243    $ 52,234
                                                         ========    ========

            Depreciation expense was approximately $20,000 and $18,000 for the years ended December 31, 1998 and 1997, respectively.

Note 4 -    NOTE PAYABLE

                                                             DECEMBER 31,
                                                           1998       1997
                                                         --------    --------
            Note payable in monthly installments
            of $12,756 excluding interest
            at 2.5% over prime (prime at
            December 31, 1998, was 7.75%) and a
            final payment of $10,840 The note is
            collateralized by approximately $81,000
            of cash in Hong Kong and the personal
            guarantee of two stockholders ...........    $119,355    $281,936

            Less current maturities .................     119,355     162,581
                                                         --------    --------
            Long-term debt, net of current maturities    $   --      $119,355
                                                         --------    --------

Note 5 -    LOAN PAYABLE

            During 1994, a stockholder of Meritus borrowed funds bearing interest at 13.5% on behalf of Limited in order to finance the operations of the Company. The Company subsequently assumed and repaid the debt by December 31, 1998. Interest expense on this loan was approximately $20,000 and $56,000 for the years ended December 31, 1998 and 1997, respectively.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS


Note 6 -    INCOME TAXES

            Deferred state tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at December 31, 1998 and 1997:

                                                             DECEMBER 31,
                                                          1998         1997
                                                       ---------     --------
            Current assets and liabilities
                 Inventory valuation reserve           $18,000       $18,000
                 Inventory uniform capitalization        1,000         2,000
                 Accrued sales discounts and
                  allowances                            47,000        60,000
                                                        66,000        80,000
                 Valuation allowance                   (66,000)      (80,000)
                                                       $  -          $  -

            Noncurrent assets and liabilities
                 State net operating loss
                  carry forward                        $226,000      $245,000
                 Depreciation                             1,000         1,000
                                                        227,000       246,000
            Valuation allowance                        (227,000)     (246,000)
                                                       $   -         $   -


            The provision for income taxes for the years ending December 31, 1998 and 1997, consists of the following:

                                                             DECEMBER 31,
                                                          1998         1997
                                                       ---------     --------

            Deferred tax expense (benefit)             $ 33,000      $(33,000)
            Net change in valuation allowance           (33,000)       33,000
                                                       ---------     --------
                                                       $   -         $   -
                                                       =========     ========

            At December 31, 1998, the Company has New Jersey State net operating loss carryforwards of approximately $2,512,000 which expire as follows:

            2002                                                    $ 1,053,000
            2004                                                      1,459,000
                                                                    -----------
                                                                     $ 2,512,000
                                                                    ===========

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 7 -    STOCKHOLDER'S DEFICIT
            COMMON STOCK

                                                          December 31,
                                                    1998             1997
                                                    ----             ----

            Meritus Industries, Inc.
            1,000 shares authorized,
            10 shares issued and
            outstanding, no par value            $  186,324     $  186,324

            RSP Products Limited
            10,000 shares authorized,
            2 shares issued and
            outstanding, no par value            $        1     $        1
                                                 ----------     ----------

                                                 $  186,325     $  186,325
                                                 ==========     ==========

Note 8 -    OPERATING LEASES
            The Company's leases showroom and warehouse facilities both in the U.S. and Hong Kong. Monthly payments under these current leases range from approximately $1,000 to $7,000 with the leases expiring through April 2002. Future minimum lease commitments follow:

               FOR THE YEARS ENDING
                     DECEMBER 31
                     -----------
                         1999                             $ 197,000
                         2000                               136,000
                         2001                                83,000
                         2002                                15,000
                                                          ---------

                                                          $ 431,000
                                                          =========

Note 9 -    MAJOR CUSTOMERS

            The Company had three major customers whose sales totaled approximately $7,913,000 or 37% of net sales for the year ended December 31, 1998, and $9,541,000 or 57% of net sales for the year ended December 31, 1997. Major customers are considered to be those who accounted for more than 10% of total sales.

Note 10 -   AGENCY AGREEMENT

            The Company has an agency agreement that expires in January 2000 with a Hong Kong company, which is the Company's exclusive buying agent for the purchase of toys and games in the Far East and Asia. The Company pays the agent 11% of the cost of the manufactured goods as a commission, with a minimum annual commission of $200,000.

              MERITUS INDUSTRIES, INC. AND SUBSIDIARY AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

Note 10 -   AGENCY AGREEMENT - (continued)

            As part of this agreement, the Company purchases merchandise, and finances research and development from the agent under a revolving credit facility of approximately $1,807,000 payable on demand. As part of the agreement, the Company must repay all borrowings under the revolving credit facility by October 31 of each year. The total outstanding balance due to this agent as of December 31, 1998 and 1997, was approximately $129,000 and $368,000, respectively and is included in accounts payable. The balance bears interest at the prime rate plus 3%. If the Company fails to make payments under the agreement, the interest rate increases to prime plus 8%.

Note 11 -   SUBSEQUENT EVENTS

            Subsequent to December 31, 1998, the stockholders of the Company entered into an agreement to sell all their stock to an unrelated company. As part of the sale, the acquiring company will repay the amounts borrowed under the revolving credit facility (see Note 10). When the closing takes place in January 2000, the Company will have to replace this existing credit facility and enter into new agreements with certain companies that manufacture its products.

Note 12 -   YEAR 2000

            What is commonly known as the "Year 2000 Issue" arises because many computer hardware and software systems use only two digits to represent the year. As a result, these systems may not calculate dates beyond 1999, which may cause adverse effects to company's operations and/or financial conditions.

            The Company has resolved its Year 2000 compliance issues through normal replacement and upgrades in its computer hardware and software. However, there can be no assurance that there will be no interruption of operations caused by an unforeseen internal or external noncompliance with the Year 2000 Issue.

            Furthermore, the Company has documentation from its Hong Kong agent (see Note 10) stating that it is Y2K compliant but further states that its ability to comply is interdependent with other companies, especially suppliers and other service providers, which may or may not be compliant. However, the Hong Kong agent has set up contingency plans to minimize such risks.

Note 13 -   CONTINGENCIES

            The Company is subject to legal proceedings and claims arising in the ordinary course of business. It is management's opinion that all legal proceedings and claims having a material effect on the financial statements have been adequately recorded.

                          Independent Auditors' Report



Board of Directors
Meritus Industries, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Meritus Industries, Inc. and Subsidiaries as of September 30, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meritus Industries, Inc. and Subsidiaries as of September 30, 1999, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

                                          /s/ AMPER, POLITZINER & MATTIA P.A.
                                              Amper, Politziner & Mattia P.A.

November 29, 1999, except for Note 10 as to which the date is January 7, 2000 Edison, New Jersey

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet
                               September 30, 1999

                                     Assets

Current assets

   Cash .......................................................     $ 1,033,327
   Accounts receivable, net of allowance of doubtful
    accounts of $123,000 ......................................       1,663,150
   Inventory ..................................................          45,333
   Prepaid expenses and other current assets ..................         486,592
                                                                    -----------
                                                                      3,228,402

Artwork, models and molds, net of accumulated amortization ....         773,907

Property and equipment, net of accumulated depreciation .......         114,083
Other assets ..................................................          39,605
                                                                    -----------
                                                                    $ 4,155,997
                                                                    ===========

                      Liabilities and Stockholders' Deficit

Current liabilities

   Accounts payable ...........................................     $ 7,825,939
   Accrued expenses and other current liabilities .............         601,243
                                                                    -----------
                                                                      8,427,182
                                                                    -----------

Stockholders' deficit

   Common stock - 1,000 shares authorized, no par value,
    10 shares issued and outstanding ..........................         186,325
   Paid in capital ............................................       1,395,572
   Accumulated deficit ........................................      (5,853,082)
                                                                    -----------
    Total stockholders' deficit ...............................      (4,271,185)
                                                                    -----------
                                                                    $ 4,155,997
                                                                    ===========

          See accompanying notes to consolidated financial statements.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                      Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1999


                                                                    PERCENTAGE
                                                                      OF NET
                                                                       SALES
                                                                    ----------

Net sales ...................................    $ 14,217,859         100.0

Cost of sales ...............................       9,645,288          67.8
                                                 ------------         -----

Gross profit ................................       4,572,571          32.2
                                                 ------------         -----

Operating expenses

   Selling expenses .........................       1,164,313           8.2
   Royalties ................................         504,884           3.5
   General and administrative expenses ......       3,242,823          23.0
                                                 ------------         -----
                                                    4,912,020          34.7
                                                 ------------         -----
Loss from operations ........................        (339,449)         (2.5)

Interest expense and bank charges ...........        (308,891)         (2.1)
                                                 ------------         -----

Net loss ....................................    $   (648,340)         (4.6)
                                                 ============         =====

          See accompanying notes to consolidated financial statements.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                 Consolidated Statement of Stockholders' Deficit
                  For the Nine Months Ended September 30, 1999


                                     COMMON           PAID IN        ACCUMULATED
                                     STOCK            CAPITAL          DEFICIT            TOTAL
                                  -----------       -----------      -----------       -----------

Balance - December 31, 1998 ....  $   186,325       $ 1,395,572      $(5,204,742)      $(3,622,845)

Net loss .......................         --                --           (648,340)         (648,340)
                                  -----------       -----------      -----------       -----------

Balance - September 30, 1999 ...  $   186,325       $ 1,395,572      $(5,853,082)      $(4,271,185)
                                  ===========       ===========      ===========       ===========

          See accompanying notes to consolidated financial statements.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                  For the Nine Months Ended September 30, 1999




Cash flows from operating activities
   Net loss ................................................        $  (648,340)
                                                                    -----------
   Adjustments to reconcile net loss
    to net cash from operating activities
    Depreciation ...........................................             26,891
    Amortization ...........................................            569,598
    Bad debt expense .......................................             50,338
    (Increase) decrease in
      Accounts receivable ..................................         (1,281,368)
      Inventory ............................................            (24,438)
      Prepaid expenses and other current assets ............             84,705
      Other assets .........................................             11,243
    Increase (decrease) in
      Accounts payable .....................................          2,505,170
      Accrued expenses and other current liabilities .......           (257,671)
                                                                    -----------
       Total adjustments ...................................          1,684,468
                                                                    -----------
                                                                      1,036,128
                                                                    -----------

Cash flows from investing activities
   Payments for purchase of property and equipment .........            (52,731)
   Payments for artworks, models and molds .................           (436,098)
                                                                    -----------
                                                                       (488,829)
                                                                    -----------

Cash flows from financing activities
   Payments of note payable - bank .........................           (119,355)
                                                                    -----------

Net change in cash .........................................            427,944

Cash - beginning ...........................................            605,383
                                                                    -----------

Cash - ending ..............................................        $ 1,033,327
                                                                    ===========

Supplemental disclosure of cash paid
   Interest ................................................        $   255,000


          See accompanying notes to consolidated financial statements.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Meritus Industries, Inc. ("Meritus") and its wholly-owned Hong Kong subsidiaries, Meritus Industries Limited ("Limited"), RSP Products Limited ("RSP") and Elite Dolls Limited ("Elite"). All significant intercompany balances and transactions have been eliminated in the consolidation.

         OPERATIONS

         The Company sells toys and grants credit (a large portion of which is collateralized by letters of credit) to various retailers located primarily in the United States and in Europe. Effective August 1999, RSP and Elite were merged into Limited. The consolidated financial statements give effect to the merger as of January 1, 1999, and is treated in a manner similar to a pooling of interest.

         REVENUE RECOGNITION

         Revenue and related expenses are recognized upon delivery of goods to the customer, primarily F.O.B. Hong Kong, when legal responsibility and title passes to the buyer.

         The Company accrues for estimated returns of defective products and customer allowances based on a historic percentage of gross sales and is included in accrued expenses.

         CONCENTRATION OF CREDIT RISK AND EXPORT SALES

         The Company has its products manufactured through its Hong Kong operations and delivered to its worldwide customers.

         Concentrations of Credit Risk associated with trade receivables are minimized by obtaining letters of credit to support customers accounts receivable. Sales and trade receivables are denominated in United States ("U.S.") currency.

         The majority of the Company's cash is maintained in Hong Kong bank accounts.

         CONCENTRATION OF CASH BALANCES

         The Company may at times maintain cash bank accounts in excess of the $100,000 amount insured by the Federal Deposit Insurance Corporation
         (FDIC).

         INVENTORY

         Inventory consisting of finished goods is stated at the lower of cost (first-in, first-out basis) or market. All inventory is stored in Hong Kong warehouses.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued) PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                                   ESTIMATED
                                              METHOD              USEFUL LIFE
                                         -----------------        -----------
            Office equipment               Straight-line          5 - 7 years
            Furniture and fixtures       Straight-line and
                                         declining balance            5 years
            Leasehold improvements         Straight-line             10 years

         ARTWORK, MODELS AND MOLDS

         Artwork, models and molds represent costs incurred in the development and production of toys. Throughout the fiscal year, the Company incurs substantial costs related to artwork and models to be used in subsequent periods. These costs are generally amortized at 50% during the first year in which the product begins to ship and 25% for each of the next two years. Such amortization is included in general and administrative expenses. Amortization expense for the nine months ended September 30, 1999, was approximately $569,000.

         INCOME TAXES

         Meritus has elected to be taxed as a S-Corporation for federal income tax purposes. Under this election, substantially all of the profits, losses, credits, and deductions of Meritus at the federal level are passed through to the individual stockholders.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FOREIGN CURRENCY TRANSACTIONS

         Assets and liabilities of foreign operations are translated at year end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. There was no translation adjustment as of and for the nine months ended September 30, 1999.

         Gains or losses resulting from foreign currency transactions (transactions denominated in a currency other than that of the entity's local currency) are generally included as a component of net income.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued) ADVERTISING COSTS

         Advertising costs are expensed as incurred. Such expense for the nine months ended September 30, 1999, was approximately $146,000.

Note 2 - EMPLOYEE BENEFIT PLANS

         The Company maintains a 401(k) Savings Plan. Employee contributions are discretionary to a maximum of 6% of the compensation of qualified employees. The Company matches up to 50% of the employee's contribution, or up to 3% of the employee's compensation. The terms of the plan define qualified employees as those over 21 years of age with at least 1,000 hours of service at the end of the Company's fiscal year. The 401(k) expense for the nine months ended September 30, 1999, was approximately $21,600.

Note 3 - PROPERTY AND EQUIPMENT

            Office equipment                                       $  85,214
            Furniture and fixtures                                    90,358
            Leasehold improvements                                    73,591
                                                                   ---------
                                                                     249,163

            Less accumulated depreciation                           (135,080)
                                                                   ---------
                                                                   $ 114,083
                                                                   =========

         Depreciation expense was approximately $27,000 for the nine months ended September 30, 1999.

Note 4 - INCOME TAXES

         Deferred state tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at September 30, 1999:

            Current assets and liabilities
               Inventory uniform capitalization                    $  1,000
               Accrued sales discounts and allowances                32,000
                                                                   --------
                                                                     33,000

               Valuation allowance                                  (33,000)
                                                                   --------
                                                                   $   -
                                                                   ========


            Noncurrent assets and liabilities
               State net operating loss carryforward               $302,000
               Depreciation                                           1,000
                                                                   --------
                                                                    303,000

               Valuation Allowance                                 (303,000)
                                                                   --------
                                                                   $   -
                                                                   ========

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - INCOME TAXES - (continued)

         The provision for income taxes for the nine months ended September 30, 1999, consists of the following:

            Deferred tax expense (benefit)                        $ (44,000)
            Net change in valuation allowance                        44,000
                                                                  ---------
                                                                  $    -
                                                                  =========

         At September 30, 1999, the Company has New Jersey State net operating loss carryforwards of approximately $3,354,000 which expire as follows:

            2002                                                  $ 1,053,000
            2004                                                    1,459,000
            2007                                                      842,000
                                                                  -----------
                                                                  $ 3,354,000
                                                                  ===========

Note  5 -   OPERATING LEASES

         The Company's leases showroom and warehouse facilities both in the United States and Hong Kong. Monthly payments under these current leases range from approximately $1,000 to $7,000 with the leases expiring through April 2002. Future minimum lease commitments follow:

             FOR THE FISCAL YEARS ENDING
                DECEMBER 31,

                   1999 (Remaining three months)                  $  50,000
                   2000                                             136,000
                   2001                                              83,000
                   2002                                              15,000
                                                                  ---------
                                                                  $ 284,000
                                                                  =========

         Rent expense amounted to $144,000 for the nine months ended September 30, 1999.

Note 6 - MAJOR CUSTOMERS

         The Company had three major customers whose sales totaled approximately $9,343,000 or 66% of net sales for the nine months ended September 30, 1999. Major customers are considered to be those who accounted for more than 10% of total sales.

Note 7 - AGENCY AGREEMENT

         The Company has an agency agreement that expires in January 2000, with a Hong Kong company, which is the Company's exclusive buying agent for the purchase of toys and games in the Far East and Asia. The Company pays the agent 11% of the cost of the manufactured goods as a commission, with a minimum annual commission of $200,000.

                    MERITUS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note  7 - AGENCY AGREEMENT - (continued)

          As part of this agreement, the Company purchases merchandise, and finances research and development from the agent under a revolving credit facility of approximately $1,807,000 payable on demand. As part of the agreement, the Company must repay all borrowings under the revolving credit facility by October 31 of each year. The total outstanding balance due to this agent as of September 30, 1999, was approximately $968,000 and is included in accounts payable. The balance bears interest at the prime rate plus 3%. If the Company fails to make payments under the agreement, the interest rate increases to prime plus 8%.

Note  8 - COMMITMENTS AND CONTINGENCIES
          LETTERS OF CREDIT

          As of September 30, 1999, the Company was contingently liable for approximately $291,000 discounted letters of credit which are personally guaranteed by the stockholders.

          OTHER

          The Company is subject to legal proceedings and claims arising in the ordinary course of business. It is management's opinion that all legal proceedings and claims having a material effect on the financial statements have been adequately recorded.

Note  9 - YEAR 2000

          What is commonly known as the "Year 2000 Issue" arises because many computer hardware and software systems use only two digits to represent the year. As a result, these systems may not calculate dates beyond 1999, which may cause adverse effects to company's operations and/or financial condition.

          The Company has resolved its Year 2000 compliance issues through normal replacement and upgrades in its computer hardware and software. However, there can be no assurance that there will be no interruption of operations caused by an unforseen internal or external noncompliance with the Year 2000 Issue.

          Furthermore, the Company has documentation from its Hong Kong agent (see Note 7) stating that it is Y2K compliant but further states that its ability to comply is interdependent with other companies, especially suppliers and other service providers, which may or may not be compliant. However, the Hong Kong agent has set up contingency plans to minimize such risks.

Note 10 - SUBSEQUENT EVENTS

          Effective January 7, 2000, the stockholders of the Company sold all their stock to an unrelated company. As part of the sale, the acquiring company repaid the amounts borrowed under the Company's Agency Agreement and terminated such agreement (see Note 7). Concurrent with the closing, the Company was merged into the acquiring company.

                                 DSI TOYS, INC.
                         PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements give effect to the merger of DSI Toys, Inc. ("DSI") and Meritus Industries, Inc. ("Meritus") in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of DSI and Meritus (appearing elsewhere in this filing), and has been prepared to reflect the acquisition by DSI of Meritus as of October 31, 1999. The unaudited pro forma statement of income is based on the individual statements of income of DSI and Meritus (appearing elsewhere in this filing), and combines the results of operations of DSI and Meritus (acquired by DSI, as of January 7, 2000) for the nine months ended October 31, 1999 and the twelve months ended January 31, 1999. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of DSI and Meritus (included elsewhere in this filing).

                                 DSI TOYS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                NINE MONTHS 1999

                                                                                                   PRO FORMA
                                                                                         -----------------------------
                                                                                         ACQUISITION
                                                         DSI            MERITUS          ADJUSTMENTS
                                                       10/31/99         9/30/99           (NOTE 1)           COMBINED
                                                      ----------      ----------         ----------         ----------
                     ASSETS

Current Assets:
    Cash ........................................        258,123       1,033,327            625,911 (a)      1,033,327
                                                                                           (884,034)(a)
    Restricted cash .............................        150,000                                               150,000
    Accounts Receivable, net ....................      6,465,405       1,663,150                             8,128,555
    Inventories .................................      7,825,763          45,333                             7,871,096
    Prepaid expenses ............................      1,584,821         486,592           (181,326)(d)      1,890,087
    Deferred income taxes .......................        801,000                                               801,000
                                                      ----------      ----------         ----------         ----------
        Total current assets ....................     17,085,112       3,228,402           (439,449)        19,874,065

Property and equipment, net .....................      1,841,937         887,990                             2,729,927
Deferred income taxes ...........................        760,060                                               760,060
Other assets ....................................        473,688          39,605                               513,293

Goodwill ........................................                                         8,276,657(e)       8,276,657

                                                      ----------      ----------         ----------         ----------
                                                      20,160,797       4,155,997          7,837,208         32,154,002
                                                      ==========      ==========         ==========         ==========
      LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
    Accounts payable and accrued liabilities ....      7,760,795       8,427,182         (5,000,000)(b)     11,806,727
                                                                                            618,750 (d)
    Current portion of long-term debt ...........      2,363,518                            700,000 (b)      3,063,518
    Income taxes payable ........................        824,604                                               824,604
                                                      ----------      ----------         ----------         ----------
         Total current liabilities ..............     10,948,917       8,427,182         (3,681,250)        15,694,849
Long-term Debt ..................................      1,948,466                            625,911 (a)      4,264,377
                                                                                          1,690,000 (a)
                                                                                          4,300,000 (b)      4,300,000
Deferred income taxes ...........................        113,789                                               113,789
                                                      ----------      ----------         ----------         ----------
         Total liabilities ......................     13,011,172       8,427,182          2,934,661         24,373,015
Shareholder's equity
    Preferred stock, $.01 par value,
         5,000,000 shares authorized, ...........
         none issued or outstanding
    Common stock, $.01 par value, 35,000,000
         shares authorized 9,133,157
         issued and outstanding .................         87,190         186,325              4,142 (a)         91,332
                                                                                           (186,325)(c)
    Additional paid-in capital ..................      4,973,108       1,395,572           (932,175)(a)      4,040,933
                                                                                         (1,395,572)(c)
    Common stock warrants .......................        102,500                                               102,500
    Accumulated other comprehensive income/(loss)        (12,528)                                              (12,528)
    Retained earnings (Accumulated Deficit) .....      3,558,750      (5,853,082)         5,853,082 (c)      3,558,750
                                                      ----------      ----------         ----------         ----------
                                                       8,709,020      (4,271,185)         3,343,152          7,780,987
    Less:  treasury stock,0 shares at cost ......     (1,559,395)                         1,559,395 (a)
                                                      ----------      ----------         ----------         ----------
              Total shareholder's equity ........      7,149,625      (4,271,185)         4,902,547          7,780,987
                                                      ----------      ----------         ----------         ----------
                                                      20,160,797       4,155,997          7,837,208         32,154,002
                                                      ==========      ==========         ==========         ==========


      NOTE 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the merger of DSI, Toys, Inc. and Meritus Industries, Inc. for $ 2,574,000 ($884,000 cash and N/P of $1,690,000) and
      600,000 shares of DSI stock ($3.35 per share), plus the payment of $5,000,000 in third party debt. Pro forma adjustments are made to reflect:

      (a) The issuance of 600,000 common shares (414,157 newly issued shares and 185,843 treasury shares), a note payable of $1,690,000, bearing interest at 10.0375%, maturing on January 5, 2005 and payment of $884,034 in cash ($258,123 from available funds and $625,911 in borrowings from current debt sources) to complete the purchase acquistion.

      (b) The issuance of a 5,000,000 note payable to the major shareholder and payment of acquired short-term debt to a third party. The debt bears interest at substantially the same rate.

      ( c) The elimination of the common shareholder's equity accounts of Meritus.

      (d) The net assets of Meritus at estimated fair value at the acquisition date

      (e) The excess of acquistion cost over the fair value of net assets acquired (goodwill).

                                 DSI TOYS, INC.
                        PRO FORMA PROFIT & LOSS STATEMENT
                                1999 - (9 Months)

                                                                                               PRO FORMA
                                                                                     ----------------------------
                                                                                     ACQUISITION
                                                    DSI            MERITUS           ADJUSTMENTS
                                                  10/31/99         9/30/99            (NOTE 1)          COMBINED
                                                 ----------      ----------          -----------       ----------
Net Sales ..................................     41,040,770      14,217,859                            55,258,629

Cost of Sales ..............................     29,687,767       9,645,288                            39,333,055
                                                 ----------       ---------                            ----------

Gross Profit ...............................     11,353,003       4,572,571                            15,925,574

Selling, general and administrative expenses      8,644,167       4,912,020                            13,556,187
                                                 ----------       ---------                            ----------

Operating Income (Loss) ....................      2,708,836        (339,449)                            2,369,387

   Interest expense and bank charges .......       (486,228)       (308,891)          (127,225)(a)       (922,344)
   Amortization expense ....................                           --             (427,006)(b)       (427,006)
   Other income ............................         82,082            --                                  82,082
                                                 ----------       ---------                            ----------
Income (loss) before income taxes and
     extraordinary item ....................      2,304,690        (648,340)                            1,102,119
Provision for (benefit from) income taxes ..        901,350                             303,309(c)        598,041
                                                 ----------       ---------                            ----------
Income (loss) before extraordinary item ....      1,403,340        (648,340)                              504,078
Extraordinary item (net of tax) ............           --                                                    --
                                                 ----------       ---------                            ----------

Net Income (Loss) ..........................      1,403,340        (648,340)                              504,078
                                                 ==========       =========                             =========

Basic earnings per share
   Earnings per share ......................                                                                 0.06
   Weighted average shares outstanding .....                                                            9,133,000

Diluted earnings per share
   Earnings per share ......................                                                                 0.05
   Weighted average shares outstanding .....                                                            9,303,569


      NOTE 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the merger of DSI, Toys, Inc. and Meritus Industries, Inc. as outlined in Note 1 to the pro forma balance sheet.

      (a) Additional annual interest charges on the $1,690,000 of 10.0375% note payable issued in connection with the acquisition maturing on January 5, 2005.

      (b) Amortization of goodwill on a straight-line basis over 15 years.

      (c) Reduction in tax provision

                                 DSI TOYS, INC.
                        PRO FORMA PROFIT & LOSS STATEMENT
                                      1998

                                                                                            PRO FORMA
                                                                                  ----------------------------
                                                                                  ACQUISITION
                                                    DSI            MERITUS        ADJUSTMENTS
                                                   1/31/99         12/31/98         (NOTE 1)         COMBINED
                                                 ----------       ---------       -----------       ----------
Net Sales ..................................     52,722,517      21,497,445                         74,219,962

Cost of Sales ..............................     42,058,919      14,885,761                         56,944,680
                                                 ----------       ---------                         ----------

Gross Profit ...............................     10,663,598       6,611,684                         17,275,282

Selling, general and administrative expenses     11,232,414       5,915,487                         17,147,901
                                                 ----------       ---------                         ----------

Operating Income (Loss) ....................       (568,816)        696,197                            127,381

   Interest expense and bank charges .......       (874,907)       (683,106)       (169,634)(a)     (1,727,647)
   Goodwill Amortization ...................                           --          (569,341)(b)       (569,341)
   Other income ............................        106,881          83,234                            190,115
                                                 ----------       ---------                         ----------
Income (loss) before income taxes and
     extraordinary item ....................     (1,336,842)         96,325                         (1,979,492)
(Provision for) benefit from income taxes ..        333,000            --                              333,000
                                                 ----------       ---------                         ----------
Income (loss) before extraordinary item ....     (1,003,842)         96,325                         (1,646,492)
Extraordinary item (net of tax) ............           --                                                 --
                                                 ----------       ---------                         ----------

Net Income (Loss) ..........................     (1,003,842)         96,325                         (1,646,492)
                                                 ==========       =========                         ==========

Basic earnings per share
   Earnings per share ......................                                                             (0.25)
   Weighted average shares outstanding .....                                                         6,600,000

Diluted earnings per share
   Earnings per share ......................                                                             (0.25)
   Weighted average shares outstanding .....                                                         6,600,000


      NOTE 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the merger of DSI, Toys, Inc. and Meritus Industries, Inc. as outlined in Note 1 to the pro forma balance sheet.

      (a) Additional annual interest charges on the $1,690,000 of 10.0375% note payable issued in connection with the acquisition maturing on January 5, 2005.

      (b) Amortization of goodwill on a straight-line basis over 15 years.